EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS
[THE LARGE-CAP GROWTH EQUITY PORTFOLIO/THE FOCUS SMID-CAP GROWTH EQUITY PORTFOLIO
/THE SELECT 20 PORTFOLIO]

[September 12, 2016]

The undersigned hereby revokes all previous proxies for his/her shares and appoints __________, __________ and _________, and each of them, proxies of the undersigned with full power of substitution to vote all shares of [The Large-Cap Growth Equity Portfolio/The Focus Smid-Cap Growth Equity Portfolio/ The Select 20 Portfolio ]( the “Delaware Portfolio”) that the undersigned is entitled to vote at the Delaware Portfolio’s meeting to be held at the offices of Stradley Ronon Stevens & Young, LLP located at 2005 Market Street, 26th Floor, Philadelphia, PA 19103, on September 12, 2016 at 10:00 a.m., Eastern Time, including any adjournments thereof (the “Meeting”), upon such business as may properly be brought before the Meeting.

This proxy is solicited on behalf of the Board of Trustees of Delaware Pooled® Trust (the “Trust”) on behalf of the Delaware Portfolio. It will be voted as specified. If no specification is made, this proxy shall be voted FOR the Proposal regarding the reorganization of the Delaware Portfolio pursuant to the Agreement and Plan of Reorganization between the Trust, on behalf of the Delaware Portfolio and Managed Portfolio Series, on behalf of the [Jackson Square Large-Cap Growth Fund/Jackson Square SMID-Cap Growth Fund/Jackson Square Select 20 Growth Fund] (the “Jackson Square Fund”). If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

You are urged to date and sign this proxy and return it promptly. This will save the expense of follow-up letters to shareholders who have not responded.

Please detach at perforation before mailing.
………………………………………………………………………………….

(Continued on the other side)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.
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THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 1.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  [X]

1.
To approve an Agreement and Plan of Reorganization between Delaware Pooled® Trust, on behalf of the Delaware Portfolio (the “Target Fund”) and Managed Portfolio Series, on behalf of the Jackson Square Fund (the “Acquiring Fund”) that provides for (a) the acquisition of substantially all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for IS Class shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.

FOR AGAINST ABSTAIN [ ] [ ] [ ]

VOTE VIA THE INTERNET:  www._______
VOTE VIA THE TELEPHONE: 1-800-________
CONTROL NUMBER: [______]

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, your title or capacity should be stated. If shares are held jointly, one or more joint owners should sign personally.

___________________________________
Signature
_______________________________ 2016
Dated

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY.
PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS
REQUIRED IF MAILED IN THE U.S.